Exhibit 99.(a)(19)

FORM OF EMAIL TO ELIGIBLE EMPLOYEES REGARDING INFORMATIONAL MEETINGS

To:  Eligible Employees

From:  Crocs, Inc. – Stock Option Administration

Date:  April [    ], 2009

Subject:  Crocs, Inc. – Informational Meetings for Eligible Employees

Dear Eligible Employees:

This email is sent to you in connection with Crocs, Inc.’s (the “Company”) offer to purchase certain outstanding employee stock options for cash (the “Offer”).  We have scheduled several informational meetings for Eligible Employees during the term of the Offer.  Meeting information is as set forth below:

Eligible Employees in the U.S.:

•	April 6 at 2:30 p.m. Mountain Time – Niwot Training Room / Building 4, 1st Floor
•	April 7 at 2:30 p.m. Mountain Time – Niwot Board Room - Building 1 2nd Floor
•	April 8 at 2:30 p.m. Mountain Time – Niwot Board Room - Building 1 2nd Floor
•	April 9 at 2:30 p.m. Mountain Time – Niwot Board Room - Building 1 2nd Floor
•	April 10 at 2:30 p.m. Mountain Time – Niwot Training Room / Building 4, 1st Floor
•	April 14 at 2:30 p.m. Mountain Time – Niwot Training Room / Building 4, 1st Floor
•	April 16 at 2:30 p.m. Mountain Time – Niwot Training Room / Building 4, 1st Floor
•	April 21 at 2:30 p.m. Mountain Time – Niwot Training Room / Building 4, 1st Floor
•	April 23 at 2:30 p.m. Mountain Time – Niwot Training Room / Building 4, 1st Floor

Eligible Employees outside of the U.S.:

•	April 7 at 7:00 p.m. Mountain Time – held via Webcast *

•	April 14 at 7:00 p.m. Mountain Time – held via Webcast *

•	April 21 at 7:00 p.m. Mountain Time – held via Webcast *

•	April 9 at 8:00 a.m. Mountain Time – held via Webcast *

•	April 16 at 8:00 a.m. Mountain Time – held via Webcast *

•	April 23 at 8:00 a.m. Mountain Time – held via Webcast *

*All meetings for Eligible Employees outside of the U.S. will be held via webcast.  To request a meeting invitation and access information, please send an email request to stocktenderoffer@crocs.com.  Webcast access information is also available at the following link:  [Website link]

Sincerely,

Stock Option Administration

Crocs, Inc.